Exhibit 10.7.3

RESTRICTED STOCK

UNIT AWARD AGREEMENT

This Restricted Stock Unit Award Agreement (“Agreement”) is made as of                     , 20    , (“Date of Grant”), by Brightpoint, Inc., an Indiana Corporation (the “Company” or “BrightPoint”) and                      (the “Grantee”). In connection with the Company’s Equity Program (the “Program”), which was developed by the Committee (as defined under the Plan) in connection with its administration of the Company’s 2004 Long-Term Incentive Plan, as may be amended from time to time (the “Plan”), pursuant to this Agreement the Grantee is receiving a restricted stock unit Award (“Award”) under Plan. The Award constitutes an Other Stock Based Award (as defined under the Plan) and is a grant of BrightPoint Restricted Stock Units (the “Restricted Stock Units”). Each Restricted Stock Unit represents the right to receive one common share of the Company subject to the fulfillment of the vesting conditions set forth in this Agreement. The Award is being submitted to Grantee in accordance with section 10(b) (v) of the Plan. It is a condition to Grantee receiving the Award that Grantee accept the terms, conditions and restrictions applicable to the Restricted Stock Units as set forth in this Agreement.

The terms of the Award are as set forth in this Agreement and in the Plan. The Plan is incorporated into this Agreement by reference, which means that this Agreement is limited by and subject to the express terms and provisions of the Plan. In the event of a conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control. Capitalized terms that are not defined in this Agreement have the meanings given to them in the Plan. As referred to herein, “Employment Agreement” means any written employment agreement between the Grantee and the Company, if any.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the Company hereby awards Restricted Stock Units to Grantee on the following terms and conditions:

1. Award of Restricted Stock Units. The Company hereby grants to Grantee              Restricted Stock Units subject to the terms and conditions set forth below. The number of Restricted Stock Units granted hereunder is subject to reduction, addition or forfeiture as set forth Section 4 below.

2. Restrictions. The Restricted Stock Units are being awarded to Grantee subject to the transfer and forfeiture conditions set forth in this Section 2, the forfeiture conditions set forth in Section 4, the additional restrictions that are part of the Program and those set forth in the Plan (the “Restrictions”) which shall lapse, if at all, as described in Section 3 below. For purposes of this Award, the term Restricted Stock Units includes any additional Restricted Stock Units granted to the Grantee with respect to Restricted Stock Units still subject to the Restrictions.

a.	Grantee may not directly or indirectly, by operation of law or otherwise, voluntarily or involuntarily, sell, assign, pledge, encumber, charge or otherwise transfer any of the Restricted Stock Units still subject to Restrictions. The Restricted Stock Units shall be forfeited if Grantee violates or attempts to violate the Restrictions.

b.	Any Restricted Stock Units still subject to the Restrictions shall, unless otherwise expressly provided in the Grantee’s Employment Agreement, be automatically forfeited upon the Grantee’s termination of employment with BrightPoint or a Subsidiary for any reason.

The Company will not be obligated to pay Grantee any consideration whatsoever for forfeited Restricted Stock Units.

3. Lapse of Restrictions.

a.	The Restrictions applicable to the Restricted Stock Units shall lapse, as long as the Restricted Stock Units have not been forfeited as described in Section 2 or Section 4, as follows:

(i)	As to one-third (1/3) of the Restricted Stock Units, one year from the date hereof or as soon as practicable thereafter if the Committee’s determination pursuant to Section 4 hereof is made more than one year after the date hereof;

(ii)	As to one-third (1/3) of the Restricted Stock Units, two years from the date hereof;

(iii)	As to one-third (1/3) of the Restricted Stock Units, three years from the date hereof;

(iv)	Upon the conditions set forth in the Employment Agreement, if any, with respect to the lapse of Restrictions upon a Change of Control, and, if none, as set forth in the Plan, as to all of the remaining Restricted Stock Units upon a Change in Control of the Company (as defined in the Plan);

(v)	As to all of the remaining Restricted Stock Units upon termination of Grantee’s employment by BrightPoint or a Subsidiary due to the Disability of the Grantee;

(vi)	As to all of the remaining Restricted Stock Units if the Grantee dies; or

(vii)	As to all of the remaining Restricted Stock Units upon the Retirement of the Grantee.

c.	For purposes of determining the lapse of Restrictions upon a Change of Control, and, unless otherwise defined in the Employment Agreement, if any, “Good Reason” shall mean the Grantee’s ability to terminate his or her employment with the Company as a result of a failure by the Company to comply with its material obligations and agreements contained in the Employment Agreement, if any. Unless otherwise defined in the Employment Agreement, if any, “Cause” shall mean termination of the Grantee’s employment because of the occurrence of any of the following as determined by the Board:

(i)	the willful failure by the Grantee to substantially perform his or her obligations under the Employment Agreement, if any, (other than any such failure resulting from the Grantee’s incapacity due to physical or mental incapacity, illness or disease); or

(ii)	the indictment of the Grantee for a felony or other crime involving moral turpitude or dishonesty; or

(iii)	a breach of fiduciary duty involving personal profit; or

(iv)	a material act of dishonesty in connection with his or her employment with the Company; or

(v)	the Grantee having committed acts or omissions constituting gross negligence or willful misconduct (including theft, fraud, embezzlement, and securities law violations) which is injurious to the Company, monetarily, or otherwise.

c.	To the extent the Restrictions lapse under this Section 3 with respect to the Restricted Stock Units, they will be free of the terms and conditions of this Award.

4. Forfeiture/Increase. Notwithstanding anything else contained herein, including Section 3 hereof, and in addition to the Restrictions set forth in Section 2 hereof, the Restricted Stock Units shall be subject to forfeiture or increase in accordance with the following terms. A determination will be made by the Committee, in its sole and absolute discretion, as soon as practicable after the end of the Fiscal Year in which the Grant was made as to whether and to what extent any or all of the target performance goals (the “Performance Goals”) (as defined in the Plan and as set forth in the Program) for the fiscal year in which the Restricted Stock Unit was granted (the “Performance Cycle”) (as defined in the Plan) were achieved. In the Program, the Performance Goals have each been ascribed a percentage (each a “Target Percentage”) as follows: Income from Continuing Operations (“ICO”) (60%), and Strategic Objectives (as defined under the Program) (40%). If any or all of the Strategic Milestones are not achieved for the Performance Cycle, as determined by the Committee in its sole and absolute discretion, the percentage of the total number of Restricted Stock Units granted hereby equal to the Target Percentage for the Strategic Milestones shall be forfeited by the Grantee, and such number of Restricted Stock Units shall be correspondingly reduced and returned to Plan. If between 75% to 99% of the ICO Performance Goal (as set forth in the Program) is achieved for the Performance Cycle, as determined by the Committee in its sole and absolute discretion, then 50% of the total number of Restricted Stock Units granted hereby equal to the Target Percentage for the ICO Performance Goal granted hereunder will be forfeited and returned to the Plan. However, if greater than or equal to 125% of the ICO Performance Goal (as set forth in the Program) is achieved for the Performance Cycle, as determined by the Committee in its sole and absolute discretion, then 150% of the total number of Restricted Stock Units granted hereby equal to the Target Percentage for the ICO Performance Goal granted hereunder will be awarded. Achievement of ICO Performance Goals for all non-Corporate Program Grantees shall be based in part on overall ICO performance by the Company and in part on the ICO performance target for the specific region in which the Grantee is employed. Any Restricted Stock Units that are not forfeited as set forth above, will vest in accordance with the terms of Section 3 hereof, or the Plan.

5. Adjustments. If the number of outstanding Common Shares is changed as a result of stock dividend, stock split or the like without additional consideration to the Company, the number of Restricted Stock Units subject to this Award shall be adjusted to correspond to the change in the outstanding Common Shares.

6. Delivery of Certificates. Subject to applicable law, upon the lapse of Restrictions applicable to the Restricted Stock Units, the Company shall deliver to the Grantee a certificate representing a number of Common Shares equal to the number of Restricted Stock Units upon which such Restrictions have lapsed.

Pursuant to its authority under Section 3(vi) and Section 19 of the Plan, the Committee has determined that the Grantee may not elect, pursuant to Section 19 of the Plan, to defer the receipt of

Common Stock upon the lapse of Restrictions. By entering into this Agreement, the Company and the Grantee agree that the Grantee shall not have any right under Section 19 of the Plan to make such Elective Deferrals with respect to the Restricted Stock Units.

7. Withholding Taxes. The Company is entitled to withhold an amount equal to BrightPoint’s required minimum statutory withholdings taxes for the respective tax jurisdiction attributable to any Common Share or property deliverable in connection with the Restricted Stock Units. Grantee may satisfy any withholding obligation in whole or in part by electing to have BrightPoint retain Common Shares deliverable in connection with the Restricted Stock Units having a Fair Market Value on the date the Restrictions applicable to the Restricted Stock Units lapse equal to the minimum amount required to be withheld. “Fair Market Value” for this purpose shall be determined in accordance with the terms of the Plan.

8. Voting and Other Rights.

a.	Grantee shall have no rights as a shareholder of the Company in respect of the Restricted Stock Units, including the right to vote and to receive dividends and other distributions (except as otherwise provided in Section 5 of this Agreement), until delivery of certificates representing Common Shares in satisfaction of the Restricted Stock Units.

b.	The grant of Restricted Stock Units does not confer upon Grantee any right to continue in the employ of the Company or a Subsidiary or to interfere with the right of the Company or a Subsidiary, to terminate Grantee’s employment at any time.

9. Nature of Award. By entering into this Agreement, the Grantee acknowledges his or her understanding that the grant of Restricted Stock Units under this Agreement is completely at the discretion of BrightPoint, and that BrightPoint’s decision to make this Award in no way implies that similar awards may be granted in the future. In addition, the Grantee hereby acknowledges that he or she has entered into employment with BrightPoint or a Subsidiary upon terms that did not include this Award or similar awards, that his or her decision to continue employment is not dependent on an expectation of this Award or similar awards, and that any amount received under this Award is considered an amount in addition to that which the Grantee expects to be paid for the performance of his or her services.

10. Funding. No assets or Common Shares shall be segregated or earmarked by the Company in respect of any Restricted Stock Units awarded hereunder. The grant of Restricted Stock Units hereunder shall not constitute a trust and shall be solely for the purpose of recording an unsecured contractual obligation of the Company.

11. Registration. The Company has filed a registration statement with the Securities and Exchange Commission with respect to the Common Shares subject to the Award. The Company intends to maintain the effectiveness of the registration statement, but has no obligation to do so. If the registration statement is not effective, Grantee will not be able to transfer or sell the shares issued to Grantee pursuant to this Award unless exemptions from registration under the applicable securities laws are available. Such exemptions from registration are very limited and might be unavailable.

Grantee agrees that any resale by Grantee of the Common Shares issued pursuant to the Award shall comply in all respects with the requirements of all applicable securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and the respective rules and regulations promulgated thereunder) and any other law, rule or regulation applicable thereto, as such laws, rules and regulations may be amended from time to time. The Company shall not be obligated to either issue the Common Shares subject to the Award, or permit the resale of any Common Shares subject to the Plan, if such issuance or resale would violate any such requirements.

12. Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed according to the internal law and not the law of conflicts of the State of Indiana.

13. Waiver. The failure of the Company to enforce at any time any provision of this Award shall in no way be construed to be a waiver of such provision or any other provision hereof.

14. Actions by the Committee. The Committee may delegate its authority to administer this Agreement. The actions and determinations of the Committee or delegate shall be binding upon the parties.

15. Acceptance of Terms and Conditions. By accepting this Award within 30 days after the date of your receipt of this Agreement, you agree to be bound by the foregoing terms and conditions, the Plan and any and all rules and regulations established by BrightPoint in connection with awards issued under the Plan. If you do not accept this Award within 30 days of your receipt of this Agreement, you will not be entitled to the Restricted Stock Units.

16. Plan Documents. The Plan is available from the Company’s corporate headquarters at 7635 Interactive Way, Suite 200, Indianapolis, Indiana 46278, Attention Craig M. Carpenter, Executive Vice President, General Counsel and Secretary.

, Grantee

Date: , 20

BRIGHTPOINT, INC.

By:
Name:
Title:
Date: , 20

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